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                                                                EXHIBIT 99.B1(c)


                     AMENDMENT TO THE DECLARATION OF TRUST
                            BY THE BOARD OF TRUSTEES
                                       OF
                            MASTER INVESTMENT TRUST
                          (A DELAWARE BUSINESS TRUST)


         WHEREAS, under the "Trust Property" Section of Article I of the Declaration of Trust as amended (the "Declaration"), the Trustees are fully empowered to establish and designate new series of Interests in accordance with the provisions of Section 9.8; and further, that the Trustees are authorized to fix and determine the variations in the relative rights and preferences as between the different series; and

         WHEREAS, pursuant to Article IX, Section 9.8(f), of the Declaration, the establishment and designation of any series of Interests shall become effective upon the execution by a majority of the current Trustees of an instrument setting forth the establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument; which instrument shall be considered an amendment to the Declaration; and no vote of the Holders being necessary under Article X, Sections 10.4(a) and (b), of the Declaration, to make an amendment; and

         WHEREAS, the Trustees have, in March of 1994, previously approved new series of the Trust through their granted powers; namely, the Short-Term Municipal Income Master Portfolio (formerly, the 1-3 Year Duration Municipal Income Master Portfolio), the Short-Term Government-Corporate Income Master Portfolio (formerly, the 1-3 Year Duration Full Faith and Credit Master Portfolio), and the now terminated 1-3 Year Duration Government Income Master Portfolio;

         NOW THEREFORE:

         The undersigned, being all of the Trustees of Master Investment Trust (the "Trust"), hereby adopt the following resolutions to establish four new series to serve as the master portfolios for corresponding feeder funds of Overland Express Funds, Inc. and Stagecoach Funds, Inc.:

         RESOLVED, that pursuant to the powers vested in the Trustees, four new series of Interests be, and each hereby is, established and designated as the:
"Asset Allocation Master Portfolio", "Corporate Stock Master Portfolio", "Tax-Free Money Market Master Portfolio", and "U.S. Government Allocation Master Portfolio" (collectively, the "New Series"); and

         FURTHER RESOLVED, that the four New Series shall have exactly the same preferences, privileges, limitations, and rights, including voting and dividend rights, as the previously existing series; and


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         FURTHER RESOLVED, that only the Interests in a New Series shall be subject to the expenses and fees of the New Series; and further, that each of the four New Series shall be subject to a pro rata portion of the general expenses and fees of the Trust, as are the previously existing series; and

         FURTHER RESOLVED, that the Trustees hereby amend the Declaration by adding Section 9.8(g) to Article IX under the "Series of Interests" section:

                 "9.8     SERIES OF INTERESTS

                 (G)  THE SERIES ARE COMPRISED OF THE FOLLOWING PORTFOLIOS:
                 ASSET ALLOCATION MASTER PORTFOLIO, CASH INVESTMENT TRUST MASTER PORTFOLIO, CORPORATE STOCK MASTER PORTFOLIO, SHORT-TERM GOVERNMENT-CORPORATE INCOME MASTER PORTFOLIO (FORMERLY, 1-3 YEAR DURATION FULL FAITH AND CREDIT MASTER PORTFOLIO), SHORT-TERM MUNICIPAL INCOME MASTER PORTFOLIO (FORMERLY, 1-3 YEAR DURATION MUNICIPAL INCOME MASTER PORTFOLIO), TAX-FREE MONEY MARKET MASTER PORTFOLIO, AND U.S. GOVERNMENT ALLOCATION MASTER PORTFOLIO. "

; and

         FURTHER RESOLVED, that the appropriate Officers of Master Investment Trust be, and each hereby is, authorized and directed to prepare and file with the Securities and Exchange Commission, and with such state securities commissions and authorities as they deem advisable, any material relating to this Amendment to the Declaration, and an amendment to the Registration Statement of the Trust on Form N-1A, containing such current information and revisions as such Officer(s) deems necessary or appropriate to reflect the changes effected at this meeting, with advice of counsel, in their sole discretion, and to prepare and file a certificate of amendment or a certificate of amended and restated Declaration of Trust with the Secretary of State of the State of Delaware and take any and all such other actions as and when the Officer taking such action, with advice of counsel, deems necessary or advisable to effect the purpose and intent of the foregoing resolutions; and

         FURTHER RESOLVED, such changes to be effective immediately upon the filing with the Secretary of State of the State of Delaware of a written certificate evidencing such clarification to the Declaration of Trust; and





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         FURTHER RESOLVED, that this instrument is to be filed with the minutes of the Trust's Board of Trustees.


Dated: October 10, 1995                            /s/Jack S. Euphrat
                                                   ------------------
                                                   Jack S. Euphrat

Dated: October 10, 1995                            /s/R. Greg Feltus
                                                   -----------------
                                                   R. Greg Feltus

Dated: October 10, 1995                            /s/Thomas S. Goho
                                                   -----------------
                                                   Thomas S. Goho

Dated: October 10, 1995                            /s/Zoe Ann Hines
                                                   ----------------
                                                   Zoe Ann Hines

Dated: October 10, 1995                            /s/W. Rodney Hughes
                                                   -------------------
                                                   W. Rodney Hughes

Dated: October 10, 1995                            /s/Robert M. Joses
                                                   ------------------
                                                   Robert M. Joses

Dated: October 10, 1995                            /s/J. Tucker Morse
                                                   ------------------
                                                   J. Tucker Morse





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